Filed Pursuant to Rule 433

Registration No. 333-180289

October 3, 2013

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012)

HSBC USA Inc.

Performance Barrier Notes due May 1, 2017
Linked to an equally weighted basket consisting of the Hang Seng China Enterprises Index®, the Korea Composite Stock Price Index 200, the MSCI Taiwan IndexSM, the Hang Seng® Index and the MSCI Singapore Free IndexSM

The notes are linked to the performance of an equally-weighted basket (the Reference Asset) consisting of the HSCEI Index, the KOSPI2 Index, the TAMSCI Index, the HSI Index and the SIMSCI Index. The notes allow investors to participate on a leveraged basis in increases (if any) in the value of the Reference Asset from its Initial Value. If the Reference Return of the Reference Asset is greater than zero, investors will receive at maturity a cash payment per $1,000 principal amount of the notes equal to (a) $1,000 plus (b) $1,000 times the Reference Return times the Upside Participation Rate. If the Reference Return is less than or equal to zero but greater than or equal to the Barrier Level, investors will receive at maturity a cash payment of $1,000. If the Reference Return of the Reference Asset is less than the Barrier Level, investors will receive at maturity a cash payment per $1,000 principal amount of the notes equal to (a) $1,000 plus (b) $1,000 times the Reference Return. In such a case, investors will be fully exposed to the decline of the Reference Asset from the Initial Value to the Final Value and may lose up to 100% of the principal amount of their notes. All payments on the notes are subject to issuer credit risk.

Terms and Conditions

Issuer	HSBC USA Inc.
Pricing Date	October 25, 2013
Original Issue Date	October 30, 2013
Final Valuation Date*	April 26, 2017
Maturity Date*	May 1, 2017
Reference Asset	A basket consisting of the HSCEI Index, the KOSPI2 Index, the TAMSCI Index, the HSI Index and the SIMSCI Index
Denominations	$1,000 and integral multiples of $1,000 in excess thereof
Upside Participation Rate	At least 120%
Barrier Level	-25%
Reference Return	Final Value – Initial Value Initial Value
Initial Value	See page FWP-3
Final Value	See page FWP-4
CUSIP	40432XME8
ISIN	US40432XME84

* Subject to postponement in the event of a market disruption event, as described below.

Investing in these notes involves a number of risks. See “Risk Factors” beginning on page FWP-7 of this free writing prospectus, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement.

The notes are senior unsecured debt obligations of the issuer, HSBC USA Inc., and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes depends on the ability of HSBC USA Inc. to satisfy its obligations as they come due and is not guaranteed by any third party. In the event HSBC USA Inc. were to default on its obligations, you may not receive any amounts owed to you under the terms of the notes.

Payoff Diagram

The graph above compares the return on an investment in the notes to the return on a direct investment in the Reference Asset, excluding dividends.

Hypothetical Examples (per $1,000 principal amount Note)***

Reference Return	Payment at Maturity	Total Return	Reference Asset Return	Payment at Maturity	Total Return
70.00%	$1,840.00	84.00%	-15.00%	$1,000.00	0.00%
60.00%	$1,720.00	72.00%	-25.00%	$1,000.00	0.00%
50.00%	$1,600.00	60.00%	-30.00%	$700.00	-30.00%
40.00%	$1,480.00	48.00%	-40.00%	$600.00	-40.00%
30.00%	$1,360.00	36.00%	-50.00%	$500.00	-50.00%
20.00%	$1,240.00	24.00%	-60.00%	$400.00	-60.00%
10.00%	$1,120.00	12.00%	-70.00%	$300.00	-70.00%
5.00%	$1,060.00	6.00%	-80.00%	$200.00	-80.00%
0.00%	$1,000.00	0.00%	-90.00%	$100.00	-90.00%
-5.00%	$1,000.00	0.00%	-100.00%	$0.00	-100.00%

*** These hypothetical examples are based on a number of assumptions, as set forth on page FWP-10 of this free writing prospectus. These examples are included for illustrative purposes only.

The Performance Barrier Notes (each a “note” and collectively the “notes") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The notes will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or equity index underlying supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the notes. HSBC Securities (USA) Inc. will purchase the notes from us for distribution to other registered broker-dealers or will offer the notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-16 of this free writing prospectus.

The Estimated Initial Value of the notes on the Pricing Date is expected to be between $940 and $970 per notes, which will be less than the price to public. The market value of the notes at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page FWP-4 and “Risk Factors” beginning on page FWP-7 of this document for additional information.

An investment in the notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-7 of this document, page S-3 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Underwriting Discount	Proceeds to Issuer
Per note	$1,000
Total

1 HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 2.75% per $1,000 Principal Amount of notes in connection with the distribution of the notes to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-18 of this free writing prospectus.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

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HSBC USA Inc.
Performance Barrier Notes

Linked to an equally weighted basket consisting of the Hang Seng China Enterprises Index®, the Korea Composite Stock Price Index 200, the MSCI Taiwan IndexSM, the Hang Seng® Index and the MSCI Singapore Free IndexSM

This free writing prospectus relates to an offering of Performance Barrier Notes. The notes will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and equity index underlying supplement. If the terms of the notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or equity index underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the notes and, if the Reference Return is less than -25%, lose some or all of your principal.

This free writing prospectus relates to a single offering of notes, linked to the performance of an equally-weighted basket (the “Reference Asset”). The purchaser of a note will acquire a senior unsecured debt security of HSBC USA Inc., as described below. The following key terms relate to the offering of the notes:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per note

Reference Asset:	The underlying basket consisting of five indices (each, a “Reference Asset Component”) as indicated below.

Reference Asset	Reference Asset Components	Component Weighting
HSCEI/KOSPI2/TAMSCI/HSI/SIMSCI Basket	Hang Seng China Enterprises Index® (“HSCEI”) Korea Composite Stock Price Index 200 (“KOSPI2”) MSCI Taiwan IndexSM (“TAMSCI”) Hang Seng® Index (“HSI") MSCI Singapore Free IndexSM (“SIMSCI”)	1/5 1/5 1/5 1/5 1/5

Trade Date:	October 25, 2013

Pricing Date:	October 25, 2013

Original Issue Date:	October 30, 2013

Final Valuation Date:	April 26, 2017, subject to adjustment as described under “Additional Terms of the Notes - Valuation Dates” in the accompanying equity index underlying supplement.

Maturity Date:	3 business days after the Final Valuation Date, and expected to be May 1, 2017. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes - Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying equity index underlying supplement.

Payment at Maturity:	On the Maturity Date, for each note, we will pay you the Final Settlement Value.

Upside Participation Rate:	120%

Final Settlement Value:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, equal to:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Barrier Level, you will receive $1,000 per $1,000 Principal Amount of notes (zero return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your notes for each percentage point that the Reference Return declines beyond 0%. If the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Value – Initial Value Initial Value

Barrier Level:	-25%

Initial Value:	Set equal to 100 on the Pricing Date.

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Final Value:	The Closing Value of the Reference Asset on the Final Valuation Date.

Closing Value:

On any scheduled trading day, the Closing Value of the Reference Asset will be calculated as follows:

100 × [1 + (sum of the Reference Asset Component Return multiplied by the respective Component Weighting for each Reference Asset Component)]

Each of the Reference Asset Component Returns set forth in the formula above refers to the return for the Reference Asset Component, which reflects the performance of the Reference Asset Component, expressed as the percentage change from the Initial Component Value of that Reference Asset Component to the Final Component Value of that Reference Asset Component.

Initial Component Value:	With respect to each Reference Asset Component, the Official Closing Value (as defined below) of the respective Reference Asset Component, as determined by the calculation agent on the Pricing Date.

Final Component Value:	With respect to each Reference Asset Component, the Official Closing Value of the respective Reference Asset Component on the Final Valuation Date.

Official Closing Value:	The closing level of each Reference Asset Component on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the HSCEI, “HSCEI <INDEX>”, with respect to the KOSPI2, “KOSPI2 <INDEX>”, with respect to the TAMSCI, “TAMSCI <INDEX>”, with respect to the HSI, “HSI <INDEX>” and with respect to the SIMSCI, “SIMSCI <INDEX>”, for each Reference Asset Component, any successor page on the Bloomberg Professional® service or any successor service, as applicable.

CUSIP/ISIN:	40432XME8/US40432XME84

Form of Notes:	Book-Entry

Listing:	The notes will not be listed on any U.S. securities exchange or quotation system.

Estimated Initial Value:	The Estimated Initial Value of the securities will be less than the price you pay to purchase the securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Pricing Date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Risk Factors — The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”

The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the notes.

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GENERAL

This free writing prospectus relates to a single offering of notes, linked to the Reference Asset identified on the cover page. The purchaser of a note will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or equity index underlying supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-7 of this free writing prospectus, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and equity index underlying supplements) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and equity index underlying supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and equity index underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the notes. You may revoke your offer to purchase the notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

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PAYMENT AT MATURITY

On the Maturity Date, for each note you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, equal to:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

If the Reference Return is less than or equal to zero but greater than or equal to the Barrier Level, you will receive $1,000 per $1,000 Principal Amount of notes (zero return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return)

Under these circumstances, you will lose 1% of the Principal Amount of your notes for each percentage point that the Reference Return declines beyond 0%. You should be aware that if the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Interest

The notes will not pay interest.

Business Day

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Payment When Offices or Settlement Systems Are Closed

If any payment is due on the securities on a day that would otherwise be a “business day” but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next business day when that paying agent or system is open. Any such payment will be deemed to have been made on the original due date, and no additional payment will be made on account of the delay.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the notes.

Reference Sponsor

With respect to the notes linked to the HSCEI and HSI, Hang Seng Indexes Company Limited, a wholly-owned subsidiary of Hang Seng Bank, is the reference sponsor. With respect to the notes linked to the KOSPI2, Korea Exchange is the reference sponsor. With respect to the notes linked to the TAMSCI and SIMSCI, MSCI, Inc. is the reference sponsor.

INVESTOR SUITABILITY

The notes may be suitable for you if:	The notes may not be suitable for you if:

}    You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the value of the Reference Asset will increase over the term of the notes.

}    You are willing to make an investment that is fully exposed to the negative Reference Return on a 1-to-1 basis if the Reference Return is less than -25%.

}    You are willing to accept the risk and return profile of the notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

}    You are willing to forgo dividends or other distributions paid to holders of the stocks comprising the Reference Asset Components.

}    You do not seek current income from your investment.

}    You do not seek an investment for which there is an active secondary market.

}    You are willing to hold the notes to maturity.

}    You are comfortable with the creditworthiness of HSBC, as Issuer of the notes.

}    You believe the Reference Return will be negative on the Final Valuation Date or that the Reference Return will not be sufficiently positive to provide you with your desired return.

}    You are unwilling to make an investment that is fully exposed to the negative Reference Return on a 1-to-1 basis if the Reference Return is less than -25%.

}    You seek an investment that provides full return of principal.

}    You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}    You prefer to receive the dividends or other distributions paid on the stocks comprising the Reference Asset Components.

}    You seek current income from your investment.

}    You seek an investment for which there will be an active secondary market.

}    You are unable or unwilling to hold the notes to maturity.

}    You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the notes.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and page S-1 of the Equity Index Underlying Supplement. Investing in the notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset or the Reference Asset itself, as applicable. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement, prospectus and equity index underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and equity index underlying supplement including the explanation of risks relating to the notes described in the following sections:

}	“—Risks Relating to All Note Issuances” in the prospectus supplement;

}	“—General risks related to Indices” in the Equity Index Underlying Supplement;

}	“—Additional risks relating to certain Notes with more than one Indices comprising the Reference Asset” in the Equity Index Underlying Supplement;

}	“—Risks Associated with Non-U.S. Companies” in the Equity Index Underlying Supplement;

}	“—Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets” in the Equity Index Underlying Supplement;

}	“—Time differences between the domestic and foreign markets and New York City may create discrepancies in the trading level or price of the Notes” in the Equity Index Underlying Supplement;

}	“—The Notes will not be adjusted for changes in exchange rates” in the Equity Index Underlying Supplement; and

}	“—There are risks associated with emerging markets” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the notes may result in a loss.

You will be fully exposed to the decline in the Final Value from the Initial Value if the Reference Return is less than the Barrier Level of
-25%. Accordingly, if the Reference Return is less than -25%, your Payment at Maturity will be less than the Principal Amount of your notes. You may lose up to 100% of your investment at maturity if the Reference Return is negative.

Credit risk of HSBC USA Inc.

The notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes.

The notes will not bear interest.

As a holder of the notes, you will not receive interest payments.

Changes that affect the Reference Asset Components will affect the market value of the notes and the amount you will receive at maturity.

The policies of the reference sponsor of each Reference Asset Component concerning additions, deletions and substitutions of the constituents comprising that Reference Asset Component and the manner in which that reference sponsor takes account of certain changes affecting those constituents included in that Reference Asset Component may affect the value of that Reference Asset Component. The policies of the reference sponsor with respect to the calculation of the applicable Reference Asset Component could also affect the value of that Reference Asset Component. Each reference sponsor may discontinue or suspend calculation or dissemination of its Reference Asset. Any such actions could affect the value of the notes and their return.

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The notes are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the notes.

The Estimated Initial Value of the notes, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the notes in the secondary market, if any.

The Estimated Initial Value of the notes will be calculated by us on the Pricing Date and will be less than the price to public. The Estimated Initial Value will reflect the implied borrowing rate we use to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the notes. The implied borrowing rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our implied borrowing rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the notes may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the notes to be more favorable to you. We will determine the value of the embedded derivatives in the notes by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your notes in the secondary market (if any exists) at any time.

The price of your notes in the secondary market, if any, immediately after the Pricing Date will be less than the price to public.

The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the notes and the costs associated with structuring and hedging our obligations under the notes. If you were to sell your notes in the secondary market, if any, the price you would receive for your notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the notes to maturity. Any sale of the notes prior to maturity could result in a loss to you.

If we were to repurchase your notes immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the notes.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately eight months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the notes and other costs in connection with the notes that we will no longer expect to incur over the term of the notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the notes based on changes in market conditions and other factors that cannot be predicted.

Risks associated with foreign securities markets.

Because the stocks or companies included in the Reference Asset Components are publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, an investment in the notes involve particular risks. For example, the foreign securities markets may be more volatile than the United States securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing

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and financial reporting standards and requirements that differ from those applicable to United States reporting companies.

Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The notes lack liquidity.

The notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the notes.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We will not have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Reference Asset relative to its Initial Value. We cannot predict the Final Value of the Reference Asset. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your notes. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the notes for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Notes” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of notes to $1,000. The potential returns described here assume that your notes are held to maturity. You should consider carefully whether the notes are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Upside Participation Rate:	120%

}	Barrier Level:	-25%

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Notes
100.00%	$2,200.00	120.00%
80.00%	$1,960.00	96.00%
60.00%	$1,720.00	72.00%
50.00%	$1,600.00	60.00%
30.00%	$1,360.00	36.00%
20.00%	$1,240.00	24.00%
10.00%	$1,120.00	12.00%
5.00%	$1,060.00	6.00%
2.00%	$1,024.00	2.40%
1.00%	$1,012.00	1.20%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-20.00%	$1,000.00	0.00%
-25.00%	$1,000.00	0.00%
-35.00%	$650.00	-35.00%
-40.00%	$600.00	-40.00%
-60.00%	$400.00	-60.00%
-80.00%	$200.00	-80.00%
-100.00%	$0.00	-100.00%

FWP-10

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the notes.

Example 1: The Reference Return is 10.00%.

Reference Return:	10.00%
Final Settlement Value:	$1,120.00

Because the Reference Return is positive, the Final Settlement Value would be $1,120.00 per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 10.00% × 120%)

= $1,120.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by 120% when the Reference Return is positive.

Example 2: The Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Barrier Level of -25%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of notes (a zero return).

Example 2 shows that you will receive the return of your principal investment where the value of the Reference Asset declines by no more than 25% over the term of the notes.

Example 3: The Reference Return is -40.00%.

Reference Return:	-40.00%
Final Settlement Value:	$600.00

Because the Reference Return is less than the Barrier Level of -25%, the Final Settlement Value would be $600.00 per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × -40.00%)

= $600.00

Example 3 shows that you are fully exposed on a 1-to-1 basis to declines in the level of the Reference Asset if the Reference Return is less than the Barrier Level of -25%. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR NOTES.

FWP-11

The Hang Seng China Enterprises Index® (“HSCEI”)

Description of the HSCEI

The HSCEI is a free float-adjusted market capitalization weighted index. Launched on August 8, 1994, the HSCEI is comprised of H-shares, Hong Kong listed shares of Chinese state-owned enterprises. The HSCEI had a base value of 1,000 at launch, but was re-based as of January 3, 2000 with a value of 2,000 to align with the Hang Seng Composite Index Series, which launched on October 3, 2001.

For more information about the HSCEI, see “The Hang Seng China Enterprises Index®” on page S-27 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the HSCEI

The following graph sets forth the historical performance of the HSCEI based on the daily historical closing levels from October 1, 2008 through October 1, 2013. The closing level for the HSCEI on October 1, 2013 was 10,316.12. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the HSCEI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the HSCEI on the Final Valuation Date.

FWP-12

The Korea Composite Stock Price Index 200 (“KOSPI2”)

Description of the KOSPI2

The KOSPI2 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Exchange. The constituent stocks are selected on the basis of the market value of the individual stocks, liquidity and representativeness of the respective market and industry groups.

For more information about the KOSPI2, see “The Korea Stock Price Index 200” on page S-33 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the KOSPI2

The following graph sets forth the historical performance of the KOSPI2 based on the daily historical closing levels from October 1, 2008 through October 1, 2013. The closing level for the KOSPI2 on October 1, 2013 was 261.48. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the KOSPI2 should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the KOSPI2 on the Final Valuation Date.

FWP-13

The MSCI Taiwan IndexSM (“TAMSCI”)

Description of the TAMSCI

The TAMSCI is a free-float adjusted market capitalization weighted index that offers a representation of the Taiwanese securities listed on the Taiwan Stock Exchange and the GreTai Securities Market. The TAMSCI is constructed based on the MSCI Global Investable Market Indices Methodology and targets a free-float market capitalization coverage of 85%. The TAMSCI has a base level of 100 and a base date of December 31, 1987.

For more information about the TAMSCI, see “MSCI Indices” beginning on page S-36 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the TAMSCI

The following graph sets forth the historical performance of the TAMSCI based on the daily historical closing levels from October 1, 2008 through October 1, 2013. The closing level for the TAMSCI on October 1, 2013 was 288.36. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the TAMSCI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the TAMSCI on the Final Valuation Date.

FWP-14

The Hang Seng® Index (“HSI")

Description of the HSI

The HSI is a free float-adjusted market capitalization weighted stock market index in the Stock Exchange of Hong Kong Limited (the “SEHK”). The HSI is an indicator of the performance of the Hong Kong stock market. Only companies with a primary listing on the main board of the SEHK are eligible as constituents of the HSI.

For more information about the HSI, see “The Hang Seng® Index” beginning on page S-30 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the HSI

The following graph sets forth the historical performance of the HSI based on the daily historical closing levels from October 1, 2008 through October 1, 2013. The closing level for the HSI on October 1, 2013 was 22,859.86. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the HSI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the HSI on the Final Valuation Date.

FWP-15

The MSCI Singapore Free IndexSM (“SIMSCI”)

Description of the SIMSCI

The SIMSCI tracks the performance of the Singaporean equities market. The SIMSCI is a free-float adjusted capitalization weighted index and aims to capture 85% of the publically available market capitalization. Companies are subject to a global minimum size requirement. The SIMSCI is based on the Global Investable Market Indices methodology.

For more information about the SIMSCI, see “MSCI Indices” beginning on page S-36 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SIMSCI

The following graph sets forth the historical performance of the SIMSCI based on the daily historical closing levels from October 1, 2008 through October 1, 2013. The closing level for the SIMSCI on October 1, 2013 was 363.05. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SIMSCI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the SIMSCI on the Final Valuation Date.

FWP-16

The Reference Asset

The following graph illustrates the hypothetical daily historical performance of the HSCEI/KOSPI2/TAMSCI/HSI/SIMSCI Basket from October 1, 2008 through October 1, 2013 based on information from the Bloomberg Professional® service, if the level of the Basket was set equal to 100 on October 1, 2008. The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Reference Asset Components and (ii) the assumption that no adjustment to the Official Closing Value occurred from October 1, 2008 through October 1, 2013 for any Reference Asset Component. Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Reference Asset Components should be taken as indications of future performance.

We cannot give you assurance that the performance of the Reference Asset will result in the return of your initial investment. You may lose some or all of your investment.

160%
140%
120%
100%
80%
60%
40%
20%
0%
Oct-08
Oct-09
Oct-10
Oct-11
Oct-12
Oct-13

FWP-17

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the notes from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates for distribution to other registered broker-dealers or will offer the notes directly to investors. HSBC Securities (USA) Inc. proposes to offer the notes at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 2.75% per $1,000 Principal Amount of notes in connection with the distribution of the notes to other registered broker-dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain as to both the timing and character of any inclusion in income in respect of the notes. Under one approach, a note should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a note as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the note for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

Withholding and reporting requirements under the legislation enacted on March 18, 2010 (as discussed beginning on page S-48 of the prospectus supplement) will generally apply to payments made after June 30, 2014. However, this withholding tax will not be imposed on payments pursuant to obligations outstanding on July 1, 2014. Additionally, withholding due to any payment being treated as a “dividend equivalent” (as discussed beginning on page S-47 of the prospectus supplement) will begin no earlier than January 1, 2014. Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

For a discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-18

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying equity index underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying equity index underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, any accompanying equity index underlying supplement, prospectus supplement and prospectus are not an offer to sell these notes, and these documents are not soliciting an offer to buy these notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying equity index underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$    Performance Barrier Notes
Linked to an equally weighted
basket consisting of the Hang
Seng China Enterprises Index®,
the Korea Composite Stock Price
Index 200, the MSCI Taiwan
IndexSM, the Hang Seng® Index
and the MSCI Singapore Free IndexSM

October 3, 2013

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-5
Payment at Maturity	FWP-6
Investor Suitability	FWP-6
Risk Factors	FWP-7
Illustrative Examples	FWP-10
The Hang Seng China Enterprises Index® (“HSCEI”)	FWP-12
The Korea Composite Stock Price Index 200 (“KOSPI2”)	FWP-13
The MSCI Taiwan IndexSM (“TAMSCI”)	FWP-14
The Hang Seng® Index (“HSI")	FWP-15
The MSCI Singapore Free IndexSM (“SIMSCI”)	FWP-16
The Reference Asset	FWP-17
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-18
U.S. Federal Income Tax Considerations	FWP-18

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
The MSCI EAFE Index	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60